UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	April 22, 2005

NAVTEQ CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-21323	77-0170321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

222 Merchandise Mart, Suite 900

Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

(312) 894-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. Wilhelmus Groenhuysen, a member of the Board of Directors of NAVTEQ Corporation (the “Company”) since September 2003, informed the Company on April 22, 2005 that, contingent upon whether Royal Philips Electronics had sold all of its shares in the Company through the Company’s secondary offering of common stock, pursuant to which a registration statement was initially filed on March 28, 2005 with the Securities and Exchange Commission on Form S-3 (Registration No. 333-123628) (the “Secondary Offering”), he intended to resign from the Company’s Board of Directors before the end of the Company’s third quarter of its current fiscal year.  Mr. Groenhuysen is employed by Philips Electronics North America Corporation, an indirect wholly-owned subsidiary of Royal Philips Electronics.

The Secondary Offering closed on May 10, 2005 and Royal Philips Electronics sold all of its shares in the Company.  On October 4, 2005, Mr. Groenhuysen informed the Company that he intends to remain on the Board of Directors of the Company until a successor is appointed to fill the vacancy that would result from his resignation and, if such successor is not appointed by December 31, 2005, then he intends to resign from the Board on December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVTEQ CORPORATION

Date: October 11, 2005	By:	/s/ Lawrence M. Kaplan
Lawrence M. Kaplan
Senior Vice President, General Counsel
and Corporate Secretary